Exhibit 31.3
CERTIFICATION
I, David A. Fisher, certify that:
1. I have reviewed this annual report on Form 10-K/A of optionsXpress Holdings, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ DAVID A. FISHER
Name:	David A. Fisher
Title:	Chief Executive Officer
Date: April 27, 2011